UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

AIRGAS, INC.
______________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

259 North Radnor-Chester Road, Suite 100 Radnor, PA 19087-5283
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 18, 2014, Airgas, Inc. (the “Company”) entered into the Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) by and among the Company, certain of its subsidiaries as additional borrowers (together with the Company, the “Borrowers”), Bank of America, N.A. as administrative agent and the lenders named therein. The Second Amended and Restated Credit Agreement consists of a $875 million U.S. dollar revolving credit line, with a $100 million dollar letter of credit sublimit and a $75 million dollar swingline sublimit, and a $125 million (U.S. dollar equivalent) multi-currency revolving credit line. Under circumstances described in the Second Amended and Restated Credit Agreement, the revolving credit line may be increased by an additional $500 million, provided that the multi-currency revolving credit line may not be increased by more than an additional $50 million.
The Company entered into the Second Amended and Restated Credit Agreement to amend and restate the previous amended and restated credit agreement, dated as of July 19, 2011, by and among the Borrowers, Bank of America, N.A. as administrative agent and the lenders named therein (the “First Amended and Restated Credit Agreement”). The amendments effected by the Second Amended and Restated Credit Agreement include the extension of the maturity date of the facility from July 19, 2016 to November 18, 2019 and provide for a reduction in the commitment fee from 0.20% to 0.15% per annum. The Second Amended and Restated Credit Agreement also increased the basket sizes under certain of the negative covenants. Other significant terms of the Second Amended and Restated Credit Agreement have remained generally consistent with the First Amended and Restated Credit Agreement.
As of November 18, 2014, the Company has borrowings under the Second Amended and Restated Credit Agreement of €11.4 million, £23.0 million and C$7.0 million. The Company also has $387.7 million of commercial paper outstanding as of November 18, 2014, which is supported by the Second Amended and Restated Credit Agreement.
The foregoing description does not constitute a complete summary of the Second Amended and Restated Credit Agreement and is qualified by reference in its entirety to the full text of the Second Amended and Restated Credit Agreement, which is filed herewith as an exhibit and incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(a) None
(b) None
(c) None
(d) Exhibits.
10.1 - Second Amended and Restated Credit Agreement, dated as of November 18, 2014, among Airgas, Inc., the subsidiary borrowers referred to therein, Bank of America, N.A. as administrative agent and the lenders party thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 20, 2014		AIRGAS, INC.
(Registrant)

		BY:	/s/ Thomas M. Smyth
Thomas M. Smyth Vice President & Controller (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1
Second Amended and Restated Credit Agreement, dated as of November 18, 2014, among Airgas, Inc., the subsidiary borrowers referred to therein, Bank of America, N.A. as administrative agent and the lenders party thereto.

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